UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                           □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act           □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

______________________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing first quarter 2022 results was made April 28, 2022 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

______________________________________________________________________________________________________

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports First Quarter 2022 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

April 28, 2022	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

Exhibit 99.0

Data I/O Reports First Quarter 2022 Results

Revenue in Line with Preannouncement; Bookings of $6.2 Million

Redmond, WA – April 28, 2022 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•       Net sales of $5.0 million; bookings of $6.2 million

•        Quarter-end backlog of $4.1 million

•       Gross margin as a percentage of sales of 46.4%

•       Net loss of ($1.8) million or ($0.21) per share

•       Adjusted EBITDA* of ($932,000)

•       Cash & Equivalents of $12.3 million; no debt

•       Automotive Electronics represented 63% of first quarter 2022 bookings

•        SentriX® security deployment platform – NXP and Avnet collaboration

•       Repatriated $4.4 million of cash from China subsidiary, incurring dividend withholding tax of $442,000

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the fiscal first quarter ended March 31, 2022, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “Our first quarter started well but faced curtailments and disruptions due to the Russian invasion of Ukraine and the COVID-19 outbreaks in China.  The fallout and resulting restrictions led to business closures and reduced operating activities for several regions in China as well as imposing widespread logistical and economic challenges for Data I/O, our semiconductor partners, and our customers. As we announced on March 29, our manufacturing and shipping facility operations in Shanghai were forced to shut down. The government imposed lockdown is still in effect.  With the COVID restrictions and shutdowns impacting our facility and many of our customers and business partners, first quarter revenue shipments of approximately $1 million were delayed, although no orders have been cancelled.

“For the second consecutive quarter, we achieved bookings of $6.2 million.  Backlog at the end of the first quarter was $4.1 million, compared with $2.9 million at the end of the fourth quarter of 2021.  Automotive electronics represented 63% of orders in the first quarter, and we had 6 new customer wins.

“The Shanghai lockdown triggered several changes in our operations.  All of our Shanghai-based employees are safe at home and working remotely, providing technical support to our customers or assisting the transition to alternate supply chains. We have been able to keep up with system demand through our Redmond, Washington, USA manufacturing facility, and have accelerated ramp-up of alternate manufacturing for our adapters.  We anticipate logistics challenges as we plan to re-open our Shanghai operations in May, including freight forwarding capacity, partner availability and supply chain performance.

“Short-term demand indicators are turbulent in Q2, as our main markets and customers digest the impact of the Russia-Ukraine war and China lockdown. We expect this will further destabilize supply chains, and we are prepared to react to shifts in demand as we have done before.  We have a strong sales funnel, bolstered by several million dollars of increase in opportunities in Q1.  Bookings in Q2 will be determined by how much of this business is awarded in Q2, and how much is delayed to subsequent quarters.

“For our SentriX security deployment platform, we had a significant announcement with NXP and Avnet earlier this week. We announced support for the NXP LPC55S6x series of microcontrollers using SentriX Product CreatorTM and the SentriX security deployment platform offered through our partners at Avnet. Several customers completed first articles in the quarter and we won a repeat customer through a channel partner.

“As we look forward to the balance of 2022, we have adjusted our growth expectations to account for the present economic challenges, with a resumption of growth contingent upon re-opening in China, stabilization of supply chains and restoration of business confidence in EMEA.”

Financial Results

Due to the previously mentioned issues with shipping $1 million of planned revenue, many of the Company’s financial indicators are well outside normal ranges for the quarter. Net sales in the first quarter of 2022 were $5.0 million, down 17% as compared with $6.0 million in the first quarter of 2021.  The decrease reflects the previously announced COVID restrictions and shutdowns which impacted potential revenue shipments of approximately $1 million that have been held up or delayed until the second quarter.  Total recurring and consumable revenues which includes adapter sales represented $2.4 million or 48% of total revenues in the first quarter of 2022, as compared with $2.7 million or 45% of the higher first quarter 2021 total.

First quarter 2022 bookings were $6.2 million, up from $5.4 million in the first quarter of the prior year.  Backlog at March 31, 2022 was approximately $4.1 million, up from $2.9 million at December 31, 2021 and $3.0 million at March 30, 2021.

Gross margin as a percentage of sales was 46.4% in the first quarter of 2022, as compared to 55.5% in the same period of the prior year. The difference in gross margin as a percentage of sales primarily reflects the impact of lower sales volume on fixed costs and the mix of channels and products.

Total operating expenses in the first quarter of 2022 of $3.7 million were flat as compared to the 2021 period.  Data I/O maintained consistent R&D expenses of $1.6 million in the first quarter of 2022, as compared to the first quarter of the prior year. Lower selling commissions on reduced sales volume and channel mix were offset by higher marketing and rent expenses.

Net loss in the first quarter of 2022 was ($1.8 million), or ($0.21) per share, compared with a net loss of ($333,000), or ($0.04) per share, for the first quarter of 2021.  Included in net loss are foreign currency transaction losses of ($60,000) for the first quarter of 2022 and a gain of $26,000 for the first quarter of 2021.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was ($932,000) in the first quarter of 2022, compared to Adjusted EBITDA of $173,000 in the first quarter of 2021.

Data I/O’s balance sheet remained strong with cash at the end of the first quarter of 2022 of $12.3 million.  The use of cash was due largely to one-time or annual seasonal cash requirements in the first quarter of 2022 of $1.6 million, consisting of cash tax withholding on repatriation dividend, annual planned spending on incentive compensation payouts, 401(k) annual match payments, and public company seasonal expenses.  The Company repatriated $4.4 million of cash from China to the U.S. in the form of a one-time dividend distribution, which led to a corresponding tax withholding expense of approximately $442,000 in the first quarter of 2022. Data I/O had net working capital of $16.9 million at March 31, 2022. The Company continues to have no debt.

Conference Call Information

A conference call discussing financial results for the first quarter ended March 31, 2022 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 4785456. The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronic devices. Today, our customers use Data I/O security deployment and programming solutions to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a portfolio of patents and the global network of Data I/O support and service professionals, ensuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, semiconductor chip shortages, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statement disclaimers also apply to the global COVID-19 pandemic, including the expected effects on the Company’s business from Shanghai’s COVID-19 lockdowns, the duration and scope, impact on the demand for the Company’s products, and the pace of recovery for the COVID-19 pandemic to subside, and the Russian invasion of Ukraine including any related international trade restrictions. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions, part shortages and other risks including those described in the Company's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA, Adjusted EBITDA excluding equity compensation and impairment & related charges, and Adjusted gross margin should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contacts:

Joel Hatlen
Chief Operating and Financial Officer
Data I/O Corporation 6645 185th Ave. NE, Suite 100
Redmond, WA 98052

Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021

Net Sales	$4,965	$6,015
Cost of goods sold	2,662	2,677
Gross margin	2,303	3,338
Operating expenses:
Research and development	1,616	1,606
Selling, general and administrative	2,048	2,062
Total operating expenses	3,664	3,668
Operating income (loss)	(1,361)	(330)
Non-operating income (loss):
Interest income	1	3
Gain on sale of assets	58	-
Foreign currency transaction gain (loss)	(60)	26
Total non-operating income (loss)	(1)	29
Income (loss) before income taxes	(1,362)	(301)
Income tax (expense) benefit	(458)	(32)
Net income (loss)	($1,820)	($333)

Basic earnings (loss) per share	($0.21)	($0.04)
Diluted earnings (loss) per share	($0.21)	($0.04)
Weighted-average basic shares	8,622	8,420
Weighted-average diluted shares	8,622	8,420

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	March 31, 2022	December 31, 2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,296	$14,190
Trade accounts receivable, net of allowance for
doubtful accounts of $73 and $89, respectively	3,055	3,995
Inventories	6,625	6,351
Other current assets	817	737
TOTAL CURRENT ASSETS	22,793	25,273

Property, plant and equipment – net	953	946
Other assets	2,742	2,838
TOTAL ASSETS	$26,488	$29,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,463	$1,373
Accrued compensation	1,526	2,496
Deferred revenue	1,466	1,507
Other accrued liabilities	1,439	1,413
Income taxes payable	3	-
TOTAL CURRENT LIABILITIES	5,897	6,789

Operating lease liabilities	2,138	2,277
Long-term other payables	193	138

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,622,369 shares as of March 31,
2022 and 8,621,007 shares as of December 31, 2021	21,183	20,886
Accumulated earnings (deficit)	(3,831)	(2,011)
Accumulated other comprehensive income	908	978
TOTAL STOCKHOLDERS’ EQUITY	18,260	19,853
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,488	$29,057

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended March 31,
	2022	2021
(in thousands)
Net Income (loss)	($1,820)	($333)
Interest (income)	(1)	(3)
Taxes	458	32
Depreciation and amortization	140	199
EBITDA earnings (loss)	($1,223)	($105)

Equity compensation	291	278

Adjusted EBITDA, excluding equity compensation	($932)	$173